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                                                                   EXHIBIT 14(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-14 of our report dated February 4, 2003, relating to the financial statements and financial highlights of INVESCO VIF - Growth Fund (one of the portfolios constituting INVESCO Variable Investment Funds, Inc.), which appear in such Registration Statement. We also consent to the references to us under the headings "Comparison of Principal Service Providers", "What the Proposed Redomestication Will Involve", "Independent Public Accountants" and "Financial Information" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 26, 2003